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                                                                  EXHIBIT (a)(5)

[JUNIPER NETWORKS LOGO]

STOCK OPTION EXCHANGE PROGRAM
Follow the links below for information on the program and to make your elections.

     o OPTION EXCHANGE PROGRAM INFO: Read/download the official document filed with the SEC: [link to Offer to Exchange]

     o    Q&A: Questions and answers to some common questions: [link to Q&A]

     o    OVERVIEW OF THE PROGRAM: [link to overview]

     o [link to SCHWAB "OPTIONCENTER"]: View your option summary at Schwab OptionCenter.

     o    [link to "Ask a question"]: Email a question regarding the program.

IF YOU ARE CONSIDERING PARTICIPATING IN THE EXCHANGE PROGRAM, CLICK: [link to Election Form]

OTHERWISE CLICK: [exit]

WHEN YOU CLICK A BUTTON, YOU WILL BE PROMPTED TO LOGIN.
PLEASE USE YOUR JNPR USERID AND PASSWORD (ALSO USED FOR PEOPLESOFT, WEBMAIL AND WINDOWS.)

THIS PROGRAM AND THE INFORMATION PROVIDED ON THIS WEBSITE ARE SUBJECT TO AND GOVERNED BY THE OFFER TO EXCHANGE OUTSTANDING OPTIONS TO PURCHASE COMMON STOCK FILED BY US WITH THE SECURITIES AND EXCHANGE COMMISSION, ALONG WITH OTHER MATERIALS. THOSE MATERIALS ARE AVAILABLE FREE OF CHARGE, EITHER FROM THE COMPANY OR AT THE SEC WEBSITE AT WWW.SEC.GOV. THESE MATERIALS ARE IMPORTANT AND YOU ARE URGED TO READ THEM CAREFULLY.